EXHIBIT 99.12

CONSENT OF Andrew West

I hereby consent to the inclusion in the Quarterly Report on Form 10-Q (the “Quarterly Report”) of Trilogy Metals Inc. (“Trilogy”) for the quarter ended February 28, 2018, which was filed with the United States Securities and Exchange Commission on April 5, 2018, of references to my name and to the use of the scientific and technical information, including any reserve and resource estimates (the “Technical Information”), included in the Quarterly Report.

I also consent to the incorporation by reference in Trilogy Metals Inc.’s Registration Statements on Form S-8 (No. 333-208149, No. 333-205102, No. 333-188950, and No. 333-181020) and the Registration Statement on Form S-3 (No. 333-220484) of references to my name and to the use of Technical Information included in the Quarterly Report as described above.

DATED: April 10, 2018

Signed: “Andrew West”

Name: Andrew West